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                                                                   EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of information from our reserve report dated March 4, 1996 relating to the oil and gas reserves of KCS Energy, Inc. at January 1, 1996. We also consent to the references to us under the heading "Reserve Engineers" in such Prospectus.



                                              /s/ H.J. GRUY AND ASSOCIATES, INC.
                                                  H.J. GRUY AND ASSOCIATES, INC.


Houston, Texas
April 11, 1996